EXHIBIT 99.1

First Data Reports Fourth Quarter and Full Year 2016 Financial Results

•	Q4 consolidated revenue of $2.9 billion, down 1% or up 1% excluding impacts from currency; $11.6 billion for full year 2016, up 1% or up 2% excluding impacts from currency

•
Q4 total segment revenue of $1.8 billion, flat or up 3% excluding impacts from currency and Australian ATM divestiture; $7.1 billion for full year 2016, up 1% or up 4% excluding impacts from currency and Australian ATM divestiture

•	Q4 net income of $192 million, improved $1.4 billion, diluted EPS of $0.21; $420 million for full year 2016, improved $1.9 billion, diluted EPS of $0.46

•	Q4 adjusted net income of $365 million, up 35%; adjusted diluted EPS of $0.39; $1.2 billion for full year 2016, up 96%, adjusted diluted EPS of $1.32

•
Q4 total segment EBITDA of $771 million, up 1% or up 4% excluding impacts from currency and Australian ATM divestiture; $2.9 billion for full year 2016, up 6% or up 9% excluding impacts from currency and Australian ATM divestiture

•	Q4 cash flow from operations of $451 million, free cash flow of $270 million; Full year 2016 cash flow from operations of $2.1 billion, free cash flow of $1.2 billion

•	Refinanced $9.4 billion of debt in Q4 2016 and YTD 2017 helping further reduce interest costs

•	Full year 2016 total borrowings and net debt reduced $1.1 billion

NEW YORK, FEBRUARY 13, 2017 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology and solutions, today reported financial results for the fourth quarter ended December 31, 2016. Consolidated revenue for the fourth quarter was $2.9 billion, down 1% versus the prior year period, or up 1% excluding currency impacts. Total segment revenue was $1.8 billion for the quarter, flat over the prior year period, or up 3% excluding the impacts from currency and divestiture of the Australian ATM business that occurred in the third quarter of 2016.

For the fourth quarter 2016, net income attributable to First Data was $192 million (or $0.21 per diluted share), which compares to a net loss of $1.2 billion in the prior year period. The prior year period included debt extinguishment charges and one-time IPO-triggered expenses totaling approximately $1.3 billion. Adjusted net income, which modifies net income for items such as debt extinguishment charges, stock-based compensation, amortization of acquisition intangibles, restructuring costs and other items, was $365 million (or $0.39 per diluted share), up $94 million or 35% versus the prior year period, primarily driven by lower interest expense.

Total segment earnings before interest, taxes, depreciation, and amortization (total segment EBITDA) in the fourth quarter 2016 was $771 million, up 1% versus the prior year period, or up 4% excluding impacts from currency and the Australian ATM divestiture, driven by revenue growth and expense management. Total segment EBITDA margin improved 50 basis points to 42.1% in the quarter.

“First Data delivered a full-year profit, generating a nearly $2 billion improvement from our 2015 net income. We’re proud of that turnaround, but we’re intensely focused on the hard work still ahead," said First Data Chairman and CEO Frank Bisignano. “Throughout this year and beyond, our team is aligned to deliver solid earnings growth, disciplined expense management, strong cash generation, and continued organic deleveraging, all while strengthening service and driving innovation to serve and expand our client base," Bisignano added.

Segment Results

Global Business Solutions (GBS)

Fourth quarter 2016 GBS segment revenue was $1.0 billion, down 1% versus the prior year period, or up 2% excluding the impacts from currency and the Australian ATM divestiture. Within geographic regions, North America revenue of $805 million was flat versus the prior year period as 7% transaction growth was offset by a decline in blended yield. EMEA revenue was $133 million, down 8% versus the prior year period, or flat excluding currency impacts, as transaction growth was largely offset by lower hardware revenue and a prior year interchange pricing benefit. Latin America revenue was $54 million, up 17% versus the prior year period, or up 45% excluding currency impacts, driven by strong results in Brazil and Argentina. APAC revenue was $34 million, down 28% versus the prior year period, or down 3% excluding impacts from currency and the Australian ATM divestiture.

Fourth quarter 2016 GBS segment expenses were $580 million, down 4% versus the prior year period, or flat excluding impacts from currency and the Australian ATM divestiture.

Fourth quarter 2016 GBS segment EBITDA was $446 million, up 2% versus the prior year period, or up 6% excluding impacts from currency and the Australian ATM divestiture. Segment EBITDA margin improved 150 basis points to 43.5% in the quarter.

Global Financial Solutions (GFS)

Fourth quarter 2016 GFS segment revenue was $415 million, up 5% versus the prior year period, or up 10% excluding currency impacts. Within geographic regions, North America revenue of $250 million was up 7% versus the prior year period, largely driven by growth in processing and print revenue partially offset by a decline in card personalization revenue. North America card accounts on file grew 5% year over year. EMEA revenue was $109 million, down 7% versus the prior year period, or up 6% excluding currency impacts, primarily driven by new business and internal growth. Latin America revenue was $33 million, up 32% versus the prior year period, or up 50% excluding currency impacts, driven by growth primarily in Argentina and Colombia. APAC revenue was $23 million, up 28% versus the prior year period, or up 25% excluding currency impacts, primarily driven by growth in Australia.

Fourth quarter 2016 GFS segment expenses were $242 million, up 4% versus the prior year period, or up 9% excluding currency impacts.

Fourth quarter 2016 GFS segment EBITDA was $173 million, up 7% versus the prior year period, or up 11% excluding currency impacts. Segment EBITDA margin improved 60 basis points to 41.7% in the quarter.

Network & Security Solutions (NSS)

Fourth quarter 2016 NSS segment revenue was $389 million, down 2% versus the prior year period. NSS revenue growth was partly impacted by the non-recurrence of a previously disclosed change in contract terms for one client that benefited the prior period by $10 million.

Fourth quarter 2016 NSS segment expenses were $206 million, flat versus the prior year period.

Fourth quarter 2016 NSS segment EBITDA was $183 million, down 4% versus the prior year period. Segment EBITDA margin declined 100 basis points to 47.0% in the quarter.

Full Year Results Summary

Total Company Results

Full year 2016 consolidated revenue was $11.6 billion, up 1% versus the prior year, or up 2% excluding currency impacts. Total segment revenue was $7.1 billion for the full year, up 1% versus the prior year, or up 4% excluding impacts from currency and the Australian ATM divestiture.

Full year net income attributable to First Data was $420 million (or $0.46 per diluted share), up $1.9 billion versus a net loss of $1.5 billion in the full year 2015. Adjusted net income was $1.2 billion (or $1.32 per diluted share), up $599 million or 96% versus the prior year, primarily driven by lower interest expense and improved operating results.

Full year total segment EBITDA was $2.9 billion, up 6% versus the prior year, or up 9% excluding impacts from currency and the Australian ATM divestiture, driven by revenue growth and expense management. Total full year segment EBITDA margin improved 180 basis points to 40.5% in the quarter.

Segments Results

Full year 2016 GBS segment revenue was $4.1 billion, down 1% versus full year 2015, or up 2% excluding impacts from currency and the Australian ATM divestiture. Full year 2016 segment expenses were $2.3 billion, down 3% versus the prior year, or flat excluding impacts from currency and the Australian ATM divestiture. Full year segment EBITDA was $1.7 billion, up 3% versus the prior year, or up 6% excluding impacts from currency and the Australian ATM divestiture. Segment EBITDA margin improved 140 basis points to 42.5% for the full year.

Full year 2016 GFS segment revenue was $1.6 billion, up 7% versus full year 2015, or up 10% excluding currency impacts. Full year 2016 segment expenses were $947 million, flat versus the prior year, or up 4% excluding currency impacts. Full year segment EBITDA was $646 million, up 17% versus the prior year, or up 21% excluding currency impacts. Segment EBITDA margin improved 380 basis points to 40.6% for the full year.

Full year 2016 NSS segment revenue was $1.5 billion, up 1% versus full year 2015. Full year 2016 segment expenses were $819 million, down 1% versus the prior year. Full year segment EBITDA was $666 million, up 4% versus the prior year. Segment EBITDA margin improved 120 basis points to 44.8% for the full year.

Cash Flow

In the fourth quarter 2016, cash flow from operations was $451 million, up $343 million compared to $108 million in the prior year period. Free cash flow, which First Data defines as cash flow from operations, less capital expenditures and distributions to minority interests and other, was $270 million in the current quarter, up $387 million compared to $(117) million in the prior year period.

Full year 2016 cash flow from operations was $2.1 billion, up $1.3 billion from $795 million in 2015. The 2016 cash flow from operations includes a reclassification of $102 million (see footnote (a) on Selected Consolidated Cash Flow Data table for additional detail). Full year free cash flow was $1.2 billion, up $1.3 billion from $(119) million in 2015. The increase in full year free cash flow was driven by a nearly $0.8 billion reduction in cash interest paid in 2016 compared to 2015, as well as growth in total segment EBITDA, improved working capital and lower capital expenditures in the current year.

Capital Structure

Total borrowings at December 31, 2016 were reduced to $18.5 billion, from $18.9 billion at September 30, 2016 and $19.6 billion at year end 2015. Net debt at December 31, 2016 was reduced to $18.2 billion, from $18.5 billion at September 30, 2016 and $19.3 billion at year end 2015.

As previously disclosed, on October 14, 2016, First Data refinanced approximately $4.5 billion of term loans due in 2021, which reduced the interest rate on these loans by 100 basis points from LIBOR plus 400 basis points to LIBOR plus 300 basis points.

On December 5, 2016, First Data refinanced approximately $3.6 billion of term loans due in 2022, reducing the interest rate on $2.8 billion of U.S. dollar term loans from LIBOR plus 375 basis points to LIBOR plus 300 basis points, and €0.8 billion of Euro term loans from Euro LIBOR plus 375 basis points to Euro LIBOR plus 325 basis points.

On January 23, 2017, First Data closed on new amortizing term loans totaling $1.3 billion with an interest rate of LIBOR plus 200 basis points. The proceeds of these term loans and other funds were used to redeem all of the $1.4 billion 6.75% senior secured first lien notes due 2020, along with associated fees and expenses. The new term loans mature in June, 2020.

Non-GAAP Measures

To supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain financial performance. These non-GAAP measures include total segment revenue, total segment expense, total segment EBITDA, total segment EBITDA margin, adjusted net income, adjusted net income per diluted share, free cash flow and net debt. The company has included non-GAAP measures because management believes that they help to facilitate comparisons of the company's operating results between periods. The company believes the non-GAAP measures provide useful information to both management and users of our financial statements by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. In disclosing year-over-year comparisons, the company has chosen to present non-GAAP measures because it believes that these measures provide users of our financial statements a consistent basis for reviewing the company's performance across different periods.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.

Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures can be found in the tables included in this press release.

The company excludes certain items and other adjustments from total segment revenue, total segment expense, total segment EBITDA, total segment EBITDA margin, adjusted net income and adjusted net income per diluted share. See reconciliations for a complete list of items excluded from non-GAAP measures.

Adjusted net income is a non-GAAP financial measure used by management that provides an alternative view of performance. Adjusted net income excludes amortization of acquisition-related intangibles, stock-based compensation, restructuring costs and other items affecting comparability and, therefore, are not reflective of continuing operating performance. Management believes that the presentation of adjusted net income provides users of our financial statements greater transparency into ongoing results of operations allowing them to better compare our results from period to period.

The company uses free cash flow, a non-GAAP measure. Free cash flow is defined as cash flow used in/provided by operating activities less capital expenditures, distributions to minority interest, and other. The company considers free cash flow to be a liquidity measure that provides useful information to management and users of our financial statements about the amount of cash generated by the business which can then be used to, among other things, reduce debt outstanding.

The company also uses net debt, a non-GAAP measure. Net debt is defined as total long-term borrowings plus short-term and current portion of long-term borrowings, at par value, excluding lines of credit used for settlement purposes, less cash and cash equivalents. The company believes that net debt provides additional insight on its level and management of leverage.

Certain revenue measures in this release are presented excluding the estimated impact of foreign currency changes (constant currency). To present this information, monthly results in the current period for entities reporting in currencies other than United States dollars are translated into United States dollars at the average exchange rates in effect during the corresponding month of the prior fiscal year, rather than the actual average exchange rates in effect during the current fiscal year. Once translated, each month in the period is added together to calculate the constant currency current period results. The company believes that revenue growth is a key indication of how First Data is progressing from period to period and the non-GAAP constant currency financial measure is useful to investors, lenders and other creditors because such information enables them to measure the impact of currency fluctuations on the company's revenue from period to period.

Investor Conference Call

The company will host a conference call and webcast on Monday, February 13, 2017, at 8 a.m. ET to review the fourth quarter 2016 financial results.

To listen to the call, dial +1 (844) 826-3033 (U.S.) or +1 (412) 317-5172 (outside the U.S.) at least 10 minutes prior to the start of the call. The call will be webcast on the “Investor Relations” section of the First Data website at investor.firstdata.com where an accompanying slide presentation will also be available.

A replay of the call will be available through March 13, 2017, at +1 (877) 344-7529 (U.S.) or +1 (412) 317-0088 (outside the U.S.); passcode 10100166 and via webcast at investor.firstdata.com.

Please note: Other than the replay, First Data has not authorized, and disclaims responsibility for any recording, replay or distribution of any transcription of this call.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology and solutions, serving approximately six million business locations and 4,000 financial institutions in more than 100 countries around the world. The company’s 24,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 2,800 transactions per second and $2.2 trillion per year.

Contact

Peter Poillon Investor Relations First Data 212-266-3565 Peter.Poillon@firstdata.com	Liidia Liuksila Public Relations First Data 212-515-0174 Liidia.Liuksila@firstdata.com

First Data Corporation
Consolidated Statements of Operations
(Unaudited)
(in millions, except shares and per share data)

	Three months ended December 31,				Twelve months ended December 31,
	2016	2015	% Change	Constant Currency % Change	2016	2015	% Change	Constant Currency % Change
Revenues:
Transaction and processing service fees (a)	$1,647	$1,691	(3)%	(1)%	$6,600	$6,597	—%	2%
Product sales and other (a)	346	323	7%	12%	1,239	1,167	6%	11%
Total revenues (excluding reimbursable items)	1,993	2,014	(1)%	1%	7,839	7,764	1%	3%
Reimbursable debit network fees, postage, and other	950	950	—%	—%	3,745	3,687	2%	2%
Total revenues	2,943	2,964	(1)%	1%	11,584	11,451	1%	2%
Expenses:
Cost of services (exclusive of items shown below)	715	816	(12)%	(10)%	2,855	2,871	(1)%	1%
Cost of products sold	86	99	(13)%	(11)%	337	356	(5)%	(3)%
Selling, general, and administrative	472	725	(35)%	(33)%	2,035	2,292	(11)%	(10)%
Depreciation and amortization	236	262	(10)%	(9)%	949	1,022	(7)%	(6)%
Other operating expenses	4	13	(69)%	(69)%	61	53	15%	17%
Total expenses (excluding reimbursable items)	1,513	1,915	(21)%	(19)%	6,237	6,594	(5)%	(4)%
Reimbursable debit network fees, postage, and other	950	950	—%	—%	3,745	3,687	2%	2%
Total expenses	2,463	2,865	(14)%	(13)%	9,982	10,281	(3)%	(2)%
Operating profit	480	99	385%		1,602	1,170	37%
Interest expense, net	(258)	(338)	(24)%		(1,068)	(1,537)	(31)%
Loss on debt extinguishment	(12)	(960)	(99)%		(70)	(1,068)	(93)%
Other income	3	28	(89)%		17	29	(41)%
Income (loss) before income taxes and equity earnings in affiliates	213	(1,171)	NM		481	(1,406)	NM
Income tax expense	24	56	(57)%		81	101	(20)%
Equity earnings in affiliates	62	64	(3)%		260	239	9%
Net income (loss)	251	(1,163)	NM		660	(1,268)	NM
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	59	54	9%		240	213	13%
Net income (loss) attributable to First Data Corporation	$192	$(1,217)	NM		$420	$(1,481)	NM

Net income per share:
Basic	$0.21				$0.47
Diluted	$0.21				$0.46

Weighted-average common shares outstanding:
Basic	905,966,452				901,671,872
Diluted	929,375,020				921,001,863

NM represents not meaningful

(a)
Includes processing fees, administrative service fees, and other fees charged to merchant alliances accounted for under the equity method of $48 million and $198 million for the three and twelve months ended December 31, 2016, respectively, and $52 million and $205 million for the comparable periods in 2015.

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of	As of
	December 31, 2016	December 31, 2015

Cash and cash equivalents (a)	$385	$429
Settlement assets	14,795	8,150
Total assets	40,292	34,362

Short-term and current portion of long-term borrowings	358	856
Settlement obligations	14,795	8,150
Long-term borrowings	18,131	18,737
Total liabilities	36,088	30,625

Redeemable noncontrolling interest	73	77

Total First Data Corporation stockholders' equity	1,220	668
Noncontrolling interests	2,911	2,992
Total equity	4,131	3,660

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended December 31,		Twelve months ended December 31,
	2016	2015	2016	2015
Source/(Use) of cash
Net cash provided by operating activities (a)	$451	$108	$2,111	$795
Net cash used in investing activities	(49)	(131)	(387)	(685)
Net cash (used in) providing by financing activities	(476)	93	(1,734)	(16)
Supplemental cash flow data
Cash interest payments on long-term debt (b)	$249	$470	$1,008	$1,800

(a)
The twelve months ended December 31, 2016 includes a $102 million reclassification related to settlement activities to conform certain domestic and international businesses to our global policies, which increased "Cash and cash equivalents" and decreased "Accounts receivable, net" in our consolidated balance sheet.

(b)	For purposes of this schedule, cash interest payments on long-term debt excludes interest on capital leases and interest on foreign lines of credit.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended December 31,				Twelve months ended December 31,
	2016	2015	% Change	Constant Currency % Change (e)	2016	2015	% Change	Constant Currency % Change (e)
Consolidated Revenues	$2,943	$2,964	(1)%	1%	$11,584	$11,451	1%	2%
Adjustments:
Non wholly owned entities (a)	(21)	(16)	31%		(80)	(74)	8%
Independent Sales Organization (ISO) commission expense (b)	(142)	(167)	(15)%		(618)	(642)	(4)%
Reimbursable debit network fees, postage, and other	(950)	(950)	—%		(3,745)	(3,687)	2%
Total Segment Revenues	$1,830	$1,831	—%	3%	$7,141	$7,048	1%	4%

Segment Revenues:
Global Business Solutions	$1,026	$1,039	(1)%	2%	$4,063	$4,089	(1)%	2%
Global Financial Solutions	415	394	5%	10%	1,593	1,495	7%	10%
Network & Security Solutions	389	398	(2)%	(2)%	1,485	1,464	1%	1%

	Three months ended December 31,				Twelve months ended December 31,
	2016	2015	% Change	Constant Currency % Change (e)	2016	2015	% Change	Constant Currency % Change (e)
Consolidated Expenses	$2,463	$2,865	(14)%	(13)%	$9,982	$10,281	(3)%	(2)%
Adjustments:
Non wholly owned entities (a)	(18)	(19)	(5)%		(70)	(74)	(5)%
Independent Sales Organization (ISO) commission expense (b)	(142)	(167)	(15)%		(618)	(642)	(4)%
Reimbursable debit network fees, postage and other	(950)	(950)	—%		(3,745)	(3,687)	2%
Depreciation and amortization	(236)	(262)	(10)%		(949)	(1,022)	(7)%
Stock-based compensation	(49)	(298)	(84)%		(263)	(329)	(20)%
Other (c)	(9)	(100)	(91)%		(88)	(209)	(58)%
Total Segment Expenses	$1,059	$1,069	(1)%	2%	$4,249	$4,318	(2)%	1%

Segment Expenses:
Global Business Solutions	$580	$603	(4)%	—%	$2,338	$2,408	(3)%	—%
Global Financial Solutions	242	232	4%	9%	947	945	—%	4%
Network & Security Solutions	206	207	—%	(1)%	819	825	(1)%	(1)%
Corporate	31	27	15%	15%	145	140	4%	4%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended December 31,				Twelve months ended December 31,
	2016	2015	% Change	Constant Currency % Change (e)	2016	2015	% Change	Constant Currency % Change (e)
Net income (loss) attributable to First Data Corporation	$192	$(1,217)	NM	NM	$420	$(1,481)	NM	NM
Adjustments:
Non wholly owned entities (a)	(6)	(7)	(14)%		(30)	(26)	15%
Depreciation and amortization	236	262	(10)%		949	1,022	(7)%
Interest expense, net	258	338	(24)%		1,068	1,537	(31)%
Loss on debt extinguishment	12	960	(99)%		70	1,068	(93)%
Other items (d)	6	72	(92)%		71	180	(61)%
Income tax expense	24	56	(57)%		81	101	(20)%
Stock-based compensation	49	298	(84)%		263	329	(20)%
Total Segment EBITDA	$771	$762	1%	4%	$2,892	$2,730	6%	9%

Segment EBITDA:
Global Business Solutions	$446	$436	2%	6%	$1,725	$1,681	3%	6%
Global Financial Solutions	173	162	7%	11%	646	550	17%	21%
Network & Security Solutions	183	191	(4)%	(4)%	666	639	4%	4%
Corporate	(31)	(27)	15%	15%	(145)	(140)	4%	4%
NM represents not meaningful

(a)
Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. Segment revenue for our significant affiliates is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue. In addition, our segment measures reflect revenue-based commission payments to Independent Sales Organizations (ISOs).

(b)
Retail Independent Sales Organization commissions are presented within Selling, general, and administrative expense in the unaudited consolidated statements of operations but are netted in segment revenues for segment reporting.

(c)	Includes restructuring, certain retention bonuses, non-normal course litigation and regulatory settlements, asset impairments, and debt issuance costs.

(d)
Items noted within (c) above and "Other income" as presented in the unaudited consolidated statements of operations, which includes divestitures, derivative gains (losses), non-operating foreign currency gains (losses), the gain on Visa Europe share sale, and Kohlberg Kravis Roberts & Co. (KKR) related items. KKR related items represent KKR annual sponsorship fees for management, consulting, financial and other advisory services. Upon completing the IPO in October 2015, the company is no longer obligated to pay KKR annual sponsorship fees.

(e)	Segment revenues, expenses, and EBITDA constant currency % changes exclude the impact of currency and the Australian ATM divestiture.

First Data Corporation
Normalized Growth
(Unaudited)
(in millions)

	Three months ended December 31,			Twelve months ended December 31,
	2016	2015	% Change	2016	2015	% Change
Segment revenue	$1,830	$1,831	—%	$7,141	$7,048	1%
Currency impact	41	—		146	—
Australian ATM Divestiture (a)	—	(12)		(32)	(50)
Normalized segment revenue growth	$1,871	$1,819	3%	$7,255	$6,998	4%

GBS revenue	$1,026	$1,039	(1)%	$4,063	$4,089	(1)%
Currency impact	23	—		91	—
Australian ATM Divestiture (a)	—	(12)		(32)	(50)
Normalized GBS revenue growth	$1,049	$1,027	2%	$4,122	$4,039	2%

GBS APAC revenue	$34	$47	(28)%	$159	$180	(12)%
Currency impact	—	—		4	—
Australian ATM Divestiture (a)	—	(12)		(32)	(50)
Normalized GBS APAC revenue growth	$34	$35	(3)%	$131	$130	1%

	Three months ended December 31,			Twelve months ended December 31,
	2016	2015	% Change	2016	2015	% Change
Segment expense	$1,059	$1,069	(1)%	$4,249	$4,318	(2)%
Currency impact	22	—		80	—
Australian ATM Divestiture (a)	—	(10)		(28)	(41)
Normalized segment expense growth	$1,081	$1,059	2%	$4,301	$4,277	1%

GBS expense	$580	$603	(4)%	$2,338	$2,408	(3)%
Currency impact	11	—		46	—
Australian ATM Divestiture (a)	—	(10)		(28)	(41)
Normalized GBS expense growth	$591	$593	—%	$2,356	$2,367	—%

	Three months ended December 31,			Twelve months ended December 31,
	2016	2015	% Change	2016	2015	% Change
Segment EBITDA	$771	$762	1%	$2,892	$2,730	6%
Currency impact	19	—		66	—
Australian ATM Divestiture (a)	—	(2)		(4)	(9)
Normalized segment EBITDA growth	$790	$760	4%	$2,954	$2,721	9%

GBS EBITDA	$446	$436	2%	$1,725	$1,681	3%
Currency impact	12	—		45	—
Australian ATM Divestiture (a)	—	(2)		(4)	(9)
Normalized GBS EBITDA growth	$458	$434	6%	$1,766	$1,672	6%

(a)	2016 Australian ATM divestiture revenue, expense, EBITDA shown in constant currency rates.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions, except shares and per share data)

ADJUSTED NET INCOME RECONCILIATION

	Three months ended December 31,			Twelve months ended December 31,
	2016	2015	% Change	2016	2015	% Change
Net income (loss) attributable to First Data Corporation	$192	$(1,217)	NM	$420	$(1,481)	NM
Adjustments:
Stock-based compensation	49	298	(84)%	263	329	(20)%
Loss on debt extinguishment (a)	12	960	(99)%	70	1,068	(93)%
Mark-to-market adjustment for derivatives and euro-denominated debt (b)	—	(33)	(100)%	5	(53)	NM
Amortization of acquisition intangibles and deferred financing costs (c)	104	145	(28)%	422	579	(27)%
Loss on Australian ATM divestiture	3	—	NM	34	—	NM
Gain on Visa Europe share sale	—	—	NM	(29)	—	NM
Restructuring, impairment, litigation, and other (d)	9	99	(91)%	70	190	(63)%
Income tax on above items (e)	(4)	19	NM	(35)	(11)	218%
Adjusted net income	$365	$271	35%	$1,220	$621	96%

Adjusted net income per share:
Basic	$0.40			$1.35
Diluted	$0.39			$1.32

Weighted-average common shares used to compute adjusted net income per share:
Basic	905,966,452			901,671,872
Diluted	929,375,020			921,001,863
NM represents not meaningful

(a)	Represents costs associated with debt refinancing on extinguished debt.

(b)
Represents mark-to-market activity related to our undesignated hedges, ineffectiveness of our designated hedges, and mark-to-market activity on our euro-denominated debt held in the United States. The euro-denominated debt was designated as a non-derivative hedge of net investment in foreign operations during the first quarter of 2016 with the gain (loss) reflected within accumulated other comprehensive income during 2016.

(c)
Represents amortization of intangibles established in connection with the 2007 Merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This line also includes amortization related to deferred financing costs.

(d)
Represents restructuring, impairments, non-normal course litigation and regulatory settlements, investments gains (losses), fees paid on debt modifications, and divestitures, as applicable to the periods presented. Excludes the divestiture in our Australian ATM business, which is broken out separately within “Loss on Australian ATM divestiture” above.

(e)
The tax effect of the adjustments between our GAAP and adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. effective tax rate for certain adjustments, including the majority of amortization of intangible assets, deferred financing costs, stock compensation, and loss on debt extinguishment; whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions. Income tax (expense) benefit also includes the impact of significant discrete tax items impacting Net income (loss) attributable to First Data Corporation.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions, except shares and per share data)

FREE CASH FLOW RECONCILIATION

	Three months ended December 31,			Twelve months ended December 31,
	2016	2015	Change	2016	2015	Change

Net cash provided by operating activities (a)	$451	$108	$343	$2,111	$795	$1,316
Capital expenditures	(126)	(145)	19	(477)	(602)	125
Distribution to minority interest and other (a)	(55)	(80)	25	(418)	(312)	(106)
Free cash flow	$270	$(117)	387	$1,216	$(119)	1,335

(a) The twelve months ended December 31, 2016 includes a $102 million reclassification related to settlement activities to conform certain domestic and international businesses to our global policies, which increased "Cash and cash equivalents" and decreased "Accounts receivable, net" in our consolidated balance sheet. Free cash flow excludes the impact of reclassification.

NET DEBT RECONCILIATION

	As of	As of
	December 31, 2016	December 31, 2015
Total long-term borrowings	$18,131	$18,737
Total short-term and current portion of long-term borrowings	358	856
Total borrowings	18,489	19,593
Unamortized discount and unamortized deferred financing costs	156	184
Total borrowings at par	18,645	19,777
Less: Settlement lines of credit and other arrangements	(84)	(43)
Gross debt	18,561	19,734
Less: Cash and cash equivalents (a)	(385)	(429)
Net debt	$18,176	$19,305

(a) As of December 31, 2016, "Cash and cash equivalents" reflects a reclassification of $102 million related to settlement activities to conform certain domestic and international businesses to our global policies, which increased "Cash and cash equivalents" and decreased "Accounts receivable, net" in our consolidated balance sheet.

First Data Corporation
Operating Data
(Unaudited)
(in millions)

	Three months ended December 31,			Twelve months ended December 31,
	2016	2015	% Change	2016	2015	% Change
GBS:
North America merchant transactions (a)	12,004	11,232	7%	46,372	43,362	7%
International merchant transactions (b)	2,408	1,871	29%	8,246	6,826	21%

GFS:
North America card accounts on file (c)				855	813	5%
International card accounts on file (d)				151	135	12%

NSS:
Network transactions (EFT and Stored Value) (e)	5,543	5,067	9%	20,258	18,918	7%

(a)
North American merchant transactions include acquired Visa and MasterCard credit and signature debit, American Express and Discover, debit, electronic benefits transactions, processed-only and gateway customer transactions at the POS. North American merchant transactions reflect 100% of alliance transactions.

(b)
International transactions include Visa, MasterCard, and other payment network merchant acquiring transactions for clients outside the U.S. and Canada. Transactions include credit, signature debit, PIN-debit POS, POS gateway, and ATM transactions. International merchant transactions for the three and twelve months ended December 31, 2015 reflect an updated count on transactions.

(c)	North America card accounts on file reflect the total number of bankcard credit and retail credit accounts as of the end of the periods presented.

(d)
International card accounts on file reflect the total number of bankcard and retail accounts outside the United States and Canada as of the end of the periods presented. International card accounts on file for the twelve months ended December 31, 2015 reflect an updated card account total.

(e)	Network transactions include the debit issuer processing transactions, STAR Network issuer transactions, and closed loop and open loop POS transactions.

First Data Corporation
Forward Looking Statements

Notice to Investors, Prospective Investors and the Investment Community; Cautionary Information Regarding Forward-Looking Statements

Certain matters we discuss in our public statements may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements we make relating to revenue, earnings before net interest expense, income taxes, depreciation, and amortization (EBITDA), earnings, margins, growth rates, and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Actual results could differ materially and adversely from our forward-looking statements due to a variety of factors, including the following: (1) adverse impacts from global economic, political, and other conditions affecting trends in consumer, business, and government spending; (2) our ability to anticipate and respond to changing industry trends, including technological changes and increasing competition; (3) our ability to successfully renew existing client contracts on favorable terms and obtain new clients; (4) our ability to prevent a material breach of security of any of our systems; (5) our ability to implement and improve processing systems to provide new products, improve functionality, and increase efficiencies; (6) the successful management of our merchant alliance program which involves several alliances not under our sole control and each of which acts independently of the others; (7) our successful management of credit and fraud risks in our business units and merchant alliances, particularly in the context of eCommerce and mobile markets; (8) consolidation among financial institution clients or other client groups that impacts our client relationships; (9) our ability to use our net operating losses without restriction to offset income for US tax purposes; (10) our ability to improve our profitability and maintain flexibility in our capital resources through the implementation of cost savings initiatives; (11) the acquisition or disposition of material business or assets; (12) our high degree of leverage; (13) adverse impacts from currency exchange rates or currency controls imposed by any government or otherwise; (14) changes in the interest rate environment that increase interest on our borrowings or the interest rate at which we can refinance our borrowings; (15) the impact of new or changes in current laws, regulations, credit card association rules, or other industry standards; and (16) new lawsuits, investigations, or proceedings, or changes to our potential exposure in connection with pending lawsuits, investigations or proceedings, and various other factors set forth in our Annual Report on Form 10-K for the period ended December 31, 2015, including but not limited to, Item 1 - Business, Item 1A - Risk Factors, and Item 7 - Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 1A - Risk Factors in the quarterly report on Form 10-Q for the period ended June 30, 2016. Except as required by law, we do not intend to revise or update any forward-looking statement as a result of new information, future developments or otherwise.